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                                                                                                          EXHIBIT   11
                  Dibrell Brothers Incorporated and Subsidiaries
                     Computation of Earnings Per Common Share
                Three and Nine Months Ended March 31, 1995 and 1994



                                           1995            1994            1995            1994
                                           Third           Third         First Nine      First Nine
                                          Quarter         Quarter         Months           Months
                                        -----------     -----------     -----------     -----------
  Primary
  Earnings
  Net Income . . . . . . . . . . . . .  $ 4,033,242     $ 2,516,076     $ 6,089,633     $ 9,050,735

  Shares
  Weighted average number of
    common shares outstanding  . . . .   13,303,489      13,303,089      13,303,309      13,302,478
  Shares applicable to stock options,
    net of shares assumed to be
    purchased from proceeds at
    average market price . . . . . . .        9,747           8,472           9,169          20,597
  Average Number of Shares
    Outstanding. . . . . . . . . . . .   13,313,236      13,311,561      13,312,478      13,323,075

  Earnings per Share
  Net Income . . . . . . . . . . . . .         $.30            $.19            $.46            $.68

  Assuming Full Dilution
  Earnings
  Net Income . . . . . . . . . . . . .   $ 4,033,242    $ 2,516,076     $ 6,089,633     $ 9,050,735
  Add after tax interest
    expense applicable
    to 7 3/4% Convertible
    Debentures issued
    June 3, 1991 . . . . . . . . . . .       667,902        668,558       2,003,705       2,004,491
  Adjusted Net Income. . . . . . . . .   $ 4,701,144    $ 3,184,634     $ 8,093,338     $11,055,226

  Shares
  Weighted average number of
    common shares outstanding. . . . .    13,303,489     13,303,089      13,303,309      13,302,478
  Shares applicable to stock options,
    net of shares assumed to be
    purchased from proceeds at
    ending market price. . . . . . . .        15,511          8,472          15,511          23,434
  Assuming conversion of 7 3/4%
    Convertible Debentures
     at beginning of period. . . . . .     2,802,034      2,802,034       2,802,034       2,802,034

  Average Number of Shares
    Outstanding. . . . . . . . . . . .    16,121,034     16,113,595      16,120,854      16,127,946

  Earnings Per Share

  Net Income as Adjusted . . . . . . .          $.29          $.20             $.50            $.69
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